SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.  20549

                               FORM 8-K

                            CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(d) OF
                THE SECURITIES AND EXCHANGE ACT OF 1934


                          SEPTEMBER 16, 1998
                            Date of Report
                   (Date of earliest event reported)

                   --------------------------------

                      Commission File No. 0-29164

                    TRI-NATIONAL DEVELOPMENT CORP.

            (Name of Small Business Issuer in its charter)


             Wyoming                                  33-0741573
    (State of other Jurisdiction                    I.R.S. Employer
  of incorporation or organization)               Identification No.


                   480 Camino Del Rio S., Suite 140
                      San Diego, California 92108
               (Address of principal executive officers)

                            (619) 718-6370
         (Registrant's telephone number, including area code)

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

ITEM 5.   OTHER EVENTS

The Board of Directors of Tri-National Development Corp. have authorized a Common Stock Repurchase Program for up to approximately $3 million. The $3 million to be used for the Common Stock Repurchase Program comes from a $5 million award the Company and its wholly owned subsidiary, MRI Grand Terrace, Inc., received on June 3, 1998, as part of a litigation against Citizens Business Bank (AMEX:CVB) for fraud and negligent misrepresentation in connection with its sale of a retirement hotel to the Company and MRI Grand Terrace, Inc. in 1992.

 Management has been given discretion over the timing and amounts of the periodic buybacks, including commencing the repurchase program in advance of receiving the award. Management started the repurchase program in October 1998 and will continue to purchase stock in the open market and in private transactions. Shares bought back will be held as treasury stock and may be used for general corporate purposes.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 16, 1998

TRI-NATIONAL DEVELOPMENT CORP.
(Registrant)



By:  Michael A. Sunstein,
     President, Chief Executive
     Officer and Chairman of
     the Board